Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

NutriSystem, Inc. and Subsidiaries:

We consent to the use of our report incorporated by reference in this Registration Statement on Form S-3 of NutriSystem, Inc. of our report dated February 16, 2005, with respect to the consolidated balance sheets of NutriSystem, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, which report appears in the December 31, 2004 annual report on Form 10-K of NutriSystem, Inc., and to the reference to our firm under the heading “Experts” in the prospectus.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2002, NutriSystem, Inc. adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

/S/    KPMG LLP

Philadelphia, Pennsylvania

June 1, 2005